SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C, 20549

                               ____________________


                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):          February 14, 1994
   ____________________________________________________________________________




                          GREYHOUND FINANCIAL CORPORATION
              (Exact name of registrant as specified in its charter)



        DELAWARE                            1-7543                   94-1278569
   ____________________________________________________________________________
   (State or Other Jurisdiction            (Commission         (I.R.S. Employer
          of Incorporation)                File Number)     Identification No.)



   DIAL CORPORATE CENTER, PHOENIX, ARIZONA                                85077
   ____________________________________________________________________________
   (Address of principal executive offices)                          (Zip Code)

   Registrant's telephone number, including area code:             602/207-6900
                                                      _________________________



   Item 2.   Other Events.


        On February 14, 1994, Greyhound Financial Corporation ("GFC"), a wholly-owned subsidiary of GFC Financial Corporation ("GFCFC"), acquired Fleet Factors Corporation, operating under the trade name Ambassador Factors ("Ambassador"), from Fleet Financial Group, Inc. ("Fleet"). The purchase price of the acquisition was $257,085,000 in cash and represented Ambassador's stockholder's equity plus a premium and repayment of the intercompany balance due from Ambassador to Fleet. GFC financed the acquisition with proceeds received from the sale of GFCFC's discontinued mortgage insurance subsidiary and cash generated from operations which was previously used to repay outstanding commercial paper.

   Item 7.   Financial Statements and Exhibits.

        (a)  Financial Statements of Business Acquired.


                             FLEET FACTORS CORPORATION
            (A Wholly-Owned Subsidiary of Fleet Financial Group, Inc.)

                               Financial Statements

                      November 30, 1993 and December 31, 1992

                    (With Independent Auditors' Report Thereon)




                           INDEPENDENT AUDITORS' REPORT


   The Board of Directors
   Fleet Factors Corporation:

   We have audited the accompanying balance sheets of Fleet Factors Corporation (a wholly-owned subsidiary of Fleet Financial Group, Inc.) as of November 30, 1993 and December 31, 1992, and the related statements of income, changes in stockholder's equity and cash flows for the eleven months ended November 30, 1993 and the year ended December 31, 1992. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In the opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fleet Factors Corporation as of November 30, 1993 and December 31, 1992, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

   As discussed in notes 2(i) and 6 to the financial statements, the Corporation adopted a new method of accounting for income taxes effective January 1, 1993.



   January 28, 1994               /s/  KPMG Peat Marwick
                            ----------------------------------

                             FLEET FACTORS CORPORATION
            (A Wholly-Owned Subsidiary of Fleet Financial Group, Inc.)

                                  Balance Sheets

                      November 30, 1993 and December 31, 1992


                                                      1993           1992
                                                  ---------------------------
    ASSETS:

     Cash                                         $  7,071,616   $  9,046,733

     Factored receivables                          133,253,344    125,593,210
     Finance receivables, net of deferred
      income of  $908,572 in 1993 and $923,067
      in 1992                                      197,459,865    192,244,072
     Advances to factored clients                    3,943,000      6,608,000
     Less:  Allowance for credit losses
      (note 4)                                       9,206,585      7,992,601
                                                  ------------   ------------

        Factored and finance receivables, net      325,449,624    316,452,681

     Accrued interest receivable                     1,831,728      1,752,632
     Goodwill, net of accumulated amortization
      of  $4,058,124 in 1993 and $3,870,013 in
      1992                                           3,711,063      3,899,174
     Income tax receivable                                            354,464
     Deferred income taxes (note 6)                  4,592,281      3,575,307
     Property, equipment and leasehold
      improvements, net of accumulated
      depreciation/amortization of $1,093,549
      in 1993 and $925,096 in 1992                     335,131        503,584
     Prepaid expenses                                   62,936         26,783
                                                  ------------   ------------

         Total assets                             $343,054,379   $335,611,358
                                                  ============   ============


   See accompanying notes to financial statements.

                             FLEET FACTORS CORPORATION
            (A Wholly-Owned Subsidiary of Fleet Financial Group, Inc.)

                                  Balance Sheets

                      November 30, 1993 and December 31, 1992


                                                      1993           1992
                                                 ----------------------------
    LIABILITIES:

     Due to parent (note 9)                      $172,000,000    $178,000,000
     Due to factored clients                      111,526,458     107,787,218
     Accrued pension liability
      (notes 9 and 10(d))                           1,673,174       1,560,343
     Income taxes payable                             939,808
     Accrued expenses and other liabilities
      (note 9)                                      2,229,672       1,731,098
                                                 ------------    ------------

        Total liabilities                         288,369,112     289,078,659
                                                 ------------    ------------

    STOCKHOLDER'S EQUITY:
     Common stock - par value $1; authorized,
      issued  and outstanding - 100 shares                100             100
     Additional paid-in capital                    55,799,700      15,799,700
     Retained earnings (deficit)                   (1,114,533)     30,732,899
                                                 ------------    ------------
         Total stockholder's equity                54,685,267      46,532,699
                                                 ------------    ------------

     Commitments and contingencies (note 10)

         Total liabilities and stockholder's
          equity                                 $343,054,379    $335,611,358
                                                 ============    ============



                  See Accompanying Notes to Financial Statements.

                             FLEET FACTORS CORPORATION
            (A Wholly-Owned Subsidiary of Fleet Financial Group, Inc.)

                               Statements of Income

              For the eleven month period ended November 30, 1993 and
                         the year ended December 31, 1992

                                                      1993           1992
                                                 ----------------------------
    Interest Income:
     Interest, commissions and fee income        $ 35,235,530    $ 37,476,598
     Interest expense (note 9)                      5,779,857       7,362,693
                                                 ------------    ------------

    Net interest income before provision for
     credit losses                                 29,455,673      30,113,905
    Provision for credit losses (note 4)            7,177,119      11,444,450
                                                 ------------    ------------
         Net interest income                       22,278,554      18,669,455

    Other Expenses:
     Employee compensation and benefits             4,189,521       4,101,581
     Management fees and intercompany charges
      (note 9)                                      1,569,131         617,297
     Legal and professional fees                      864,872         567,407
     Litigation settlement, net of insurance
      recovery (note 10)                              523,271
     Occupancy costs                                  377,931         412,696
     Other operating expenses                       1,597,523       1,609,227
      Forgiveness of management fees and
       intercompany charges (note 9)                 (997,106)
                                                 ------------    ------------
         Total other expenses                       8,125,143       7,308,208

    Income before income taxes and cumulative
     effect of  accounting change                  14,153,411      11,361,247
    Income tax expense (note 6)                     6,480,928       5,161,264
                                                 ------------    ------------
    Income before cumulative effect of an
     accounting change                              7,672,483       6,199,983
                                                 ------------    ------------

    Cumulative effect to January 1, 1993 of
     change in accounting for income taxes
     (note 2(i))                                      480,085
                                                 ------------    ------------

         Net income                              $  8,152,568    $  6,199,983
                                                 ============    ============


   See accompanying notes to financial statements.

                             FLEET FACTORS CORPORATION
            (A Wholly-Owned Subsidiary of Fleet Financial Group, Inc.)

                   Statements of Changes in Stockholder's Equity

              For the eleven month period ended November 30, 1993 and
                         the year ended December 31, 1992


                                 Additional      Retained
                        Common     Paid-In       Earnings
                         Stock     Capital      (Deficit)         Total
                        --------------------------------------------------
    Balance at
     December 31, 1991  $  100  $ 15,799,700  $ 28,282,916   $  44,082,716

     Net income                                  6,199,983       6,199,983

     Dividends paid                             (3,750,000)     (3,750,000)
                        ------  ------------  ------------   -------------

    Balance at
     December 31, 1992     100    15,799,700    30,732,899      46,532,699

     Net income                                  8,152,568       8,152,568

     Capital
      contributions
      (note 2)                    40,000,000                    40,000,000

     Dividends paid
      (note 2)                                 (40,000,000)    (40,000,000)
                        ------  ------------  ------------   -------------

    Balance at
     November 30, 1993  $  100  $ 55,799,700  $ (1,114,533)  $  54,685,267
                        ======  ============  ============   =============


   See accompanying notes to financial statements.

                             FLEET FACTORS CORPORATION
            (A Wholly-Owned Subsidiary of Fleet Financial Group, Inc.)

                             Statements of Cash Flows

              For the eleven month period ended November 30, 1993 and
                         the year ended December 31, 1992

                                                    1993             1992
                                              -------------------------------
    Cash flows from operating activities:
     Net income                               $    8,152,568   $    6,199,983
      Adjustments to reconcile net income to
       net cash provided by operating
       activities:
        Provision for credit losses                7,177,119       11,444,450
        Depreciation and amortization                356,564          386,898
        Decrease (increase) in deferred
         income tax asset                         (1,016,974)         458,892
        Decrease (increase) in accrued
         interest receivable                         (79,096)         159,971
        Decrease (increase) in income taxes
         receivable                                  354,464         (354,464)
        Increase in accrued pension
         liability                                   112,831           79,452
        Increase (decrease) in income taxes
         payable                                     939,808         (308,216)
        Increase (decrease) in accrued
         expenses and other liabilities              498,574         (291,138)
        Decrease (increase) in prepaid
         expenses                                    (36,153)          38,148
                                              --------------   --------------
          Net cash flows provided by
           operating activities                   16,459,705       17,813,976

    Cash flows from investing activities:
     Purchases of factored receivables          (730,609,862)    (769,760,439)
     Proceeds from collection of factored
      receivables                                724,333,968      768,810,912
     Loans made to financing clients          (1,054,936,008)  (1,021,312,368)
     Proceeds from collection of finance
      receivables                              1,046,112,080      987,269,812
     Net increase in advances to factored
      clients                                      2,665,000        5,134,000
     Purchase of premises and equipment                              (415,079)
                                              --------------   --------------
         Net cash used in investing
          activities                             (12,434,822)     (30,273,162)

    Cash flows from financing activities:
     Net increase (decrease) in borrowings
      from parent                                 (6,000,000)      17,000,000
     Dividends paid                              (40,000,000)      (3,750,000)
     Capital contribution                         40,000,000
                                              --------------   --------------
         Net cash flows provided by (used
         in) financing activities                 (6,000,000)      13,250,000
    Net increase (decrease) in cash and cash
     equivalents                                  (1,975,117)         790,814
    Cash and cash equivalents at beginning
     at year                                       9,046,733        8,255,919
                                              --------------   --------------
    Cash and cash equivalents at end of year  $    7,071,616   $    9,046,733
                                              ==============   ==============
    Supplemental cash flow information:
     Cash paid during the year for:
        Interest                              $    6,042,480   $    7,709,068
                                              ==============   ==============
        Income taxes                          $    5,854,170   $    5,365,052
                                              ==============   ==============


   See accompanying notes to financial statements.

                             FLEET FACTORS CORPORATION
            (A Wholly-Owned Subsidiary of Fleet Financial Group, Inc.)

                           Notes to Financial Statements

                      November 30, 1993 and December 31, 1992

   (1)  Business:
             Fleet Factors Corporation (the "Company") is engaged in providing factoring and commercial financing services. Advances to commercial finance clients are primarily collateralized by assigned accounts receivable and inventory.

   (2)  Summary of Significant Accounting Policies:
             The accounting and reporting policies of Fleet Factors Corporation conform to generally accepted accounting principles. The following is a summary of the significant accounting policies.

        (a)  Basis of Presentation:
                  Fleet Factors  Corporation is  a  wholly-owned subsidiary  of
             Fleet Financial Group, Inc. ("FFG" or the "Parent") and was formerly a wholly-owned subsidiary of Fleet Bank of New York (also a wholly-owned subsidiary of FFG). The transfer of ownership occurred on August 27, 1993. In connection with the transfer of ownership, FFG made a capital contribution to the Company in the amount of $40,000,000 and the Company simultaneously paid a dividend to Fleet Bank of New York in the same amount.

        (b)  Factored Receivables:
                  Factored receivables arise from  receivables that are sold to
             (factored with) the Company under a maturity basis and/or discounted factoring agreement. Under a maturity based factoring agreement, the Company pays the client at the end of a specified period regardless of whether the receivables have been collected from the customer; whereas, under a discounted factoring agreement, the Company pays the client based on collections from customers. The receivables are sold to the Company without recourse, up to maximum credit limits established by the Company for individual accounts. In the event that factoring clients of the Company invoice customers for amounts in excess of the maximum credit limits established by the Company, such invoices are accepted by the Company with recourse to the client in the event of nonpayment by a customer.

        (c)  Finance Receivables:
                  Finance receivables generally are collateralized  by security interests in receivables, inventory, equipment, real estate, and in some cases personal guarantees.

        (d)  Revenue Recognition:
                  Interest income  on finance  receivables is recognized  on an accrual basis commencing in the month of origination. The Company also may receive commitment and facility fees related to its finance receivables. These fees are deferred and amortized on a straight line basis over the contractual life of the agreement. Other fees received from clients, including non-refundable survey fees, letter of credit fees and service charges covering credit checking, record keeping and similar services, generally represent reimbursement of direct costs and are therefore recognized as revenue when received.

                  Income   on  factored  receivables  consists  principally  of
             factoring commissions which, due to the short duration of the factoring contracts, is recognized when receivables are acquired. Additionally, the Company charges interest on advances to clients. In the case of discounted factoring agreements, interest is charged to the clients on late payments by the customers.

        (e)  Allowance for Credit Losses:
                  The  Company  periodically  reviews   the  adequacy  of   the
             allowance for credit losses by performing detailed reviews of individual receivables with consideration given to the nature and characteristics of the accounts, general economic conditions and trends, historical charge-off experience, current delinquencies and underlying collateral guarantees. It is management's judgment that the allowance for credit losses is adequate to provide for losses inherent in the receivables portfolio.

                  Charge-offs are taken on finance receivables once probability of a loss has been established, considering such factors as the customer's financial condition the value of underlying collateral and guarantees, and general and industry economic conditions. Charge-offs are taken on factored receivables when they reach 120 days past due, although collection efforts continue.

        (f)  Nonperforming Assets:
                  An  account is  placed  on nonaccrual  status  either when  a payment is contractually delinquent for 90 days or more and collateral is insufficient to cover both the outstanding principal and accrued interest or immediately if, in the opinion of management, full collection is doubtful. Interest accrued but not collected at the date an account is placed on nonaccrual status is reversed and charged against interest income when the collateral does not satisfy the principal and accrued interest outstanding. Subsequent cash receipts are either applied to the outstanding principal balance or recorded as interest income, depending on management's assessment of the ultimate collectibility of principal and interest.

        (g)  Advances to Factoring Clients:
                  These  advances are both collateralized and uncollateralized.
             Collateral consists of security interests in inventory, equipment, real estate and, in some instances, personal guarantees.


        (h)  Goodwill:
                  Goodwill  represents the  excess of  cost over  the estimated fair values of net assets acquired. The goodwill resulted from FFG's acquisition of the Company in 1972 and is being amortized on a straight line basis over forty years.

        (i)  Income Taxes:
                  The  operating  results of  the Company  are included  in the consolidated federal income tax return of FFG and the combined New York State tax return for FFG's subsidiaries doing business in New York. Under the tax sharing agreement between the Company and FFG, federal and state income taxes are calculated on a separate return basis; however, recognition of tax benefits from operating losses of the Company are limited to the extent realized in the consolidated federal income tax return and the combined New York State tax return. Income taxes payable/receivable on the balance sheets include remaining amounts due to (from) FFG for the Company's pro rata share of FFG's consolidated corporate income taxes.

                  Effective January  1, 1993, the Company  adopted Statement of
             Financial Accounting Standards No. 109, "Accounting for Income Taxes ("Statement 109"), which recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. The adoption of this method as of January 1, 1993 resulted in the establishment of an additional deferred tax asset of $480,085, which has been reported as the cumulative effect of an accounting change.

                  Prior to January 1, 1993, the Company recognized income taxes under the deferred method. Under this method, annual income tax expense is matched with pre-tax accounting income by providing deferred taxes at current tax rates for timing differences between income reported and accounting purposes and that reported for tax purposes.

        (j)  Property, Equipment and Leasehold Improvements:
                  Property, equipment  and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization for financial reporting purposes is computed on the straight line basis over the estimated useful life of each class of asset.

        (k)  Due to Factored Clients:
                  Due  to  factored clients  represent  amounts to  be  paid to factored clients, adjusted for disputed or uncollected receivables and any accrued interest charged to the client. Uncollectible receivables exceeding the credit balances due to factored clients are charged to the allowance for credit losses.

   (3)  Participation:
             Included in finance receivables at November 30, 1993 and December 31, 1992 is approximately $101,233,000 and $85,733,000, respectively, of purchased participation finance receivables purchased from Congress Financial Corp.

   (4)  Allowance for Credit Losses:
             The following is summary of the activity in the allowance for credit losses for the periods ended November 30, 1993 and December 31, 1992:

                                                      1993           1992
                                                 ---------------------------
         Balance, beginning of period            $  7,992,601   $  9,817,550
         Provision for credit losses                7,177,119     11,444,450
         Receivables charged-off                   (7,348,830)   (13,928,967)
         Recoveries of receivables previously
          charged-off                               1,385,695        659,568
                                                 ------------   ------------
         Balance, end of period                  $  9,206,585   $  7,992,601
                                                 ============   ============


   (5)  Nonperforming Assets:
             The following presents the balances of receivables that are on nonaccrual status:

                                                     1993           1992
                                                  ---------------------------
         Finance receivables                      $ 14,243,000   $ 14,605,000
         Advances to factored clients                  692,000      1,228,000
                                                  ------------
            Total nonperforming assets            $ 14,935,000   $ 15,833,000
                                                  ============   ============

             The Company has no significant commitments to lend additional funds to clients whose finance receivables have been placed on nonaccrual status.

             Gross interest income billed that would have been recorded in accordance with their contractual agreements was $4,165,924 and $7,514,043 for the periods ended November 30, 1993 and December 31, 1992, respectively. The actual interest income on those receivables included in net income for those periods was $134,529 and $1,965,330, respectively. The contractual agreements have a stated interest rate which increases once the debtor is in default. For the most part, the interest rates increase monthly upon default in accordance with the contractual agreement.

             The FASB has issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan", which requires that creditors value all loans for which it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement at the present value of expected future cash flows discounted at the loan's observable effective interest rate, the observable market price of the impaired loan or the fair value of the collateral if the loan is collateral dependent. The effect of adopting this Statement has not been fully determined, but it is not expected to have a material adverse impact on the Company's results of operations. Adoption of the Standard is required in 1995.

   (6)  Income Taxes:
             The following is a summary of income tax expense (benefit) for the periods ended November 30, 1993 and December 31, 1992:

                                       Current      Deferred        Total
                                      --------------------------------------
           1993:
            Federal                   $4,544,579    $(374,619)    $4,169,960
            State                      2,473,238     (162,270)     2,310,968
                                      ----------    ---------     ----------
                                      $7,017,817    $(536,889)    $6,480,928
                                      ==========    =========     ==========
           1992:
            Federal                   $3,013,908    $ 294,119     $3,308,027
            State                      1,688,464      164,773      1,853,237
                                      ----------    ---------     ----------
                                      $4,702,372    $ 458,892     $5,161,264
                                      ==========    =========     ==========

             The approximate tax effects of temporary differences that give rise to gross deferred tax assets at November 30, 1993 are as follows:

           Gross deferred tax assets:
            Allowance for credit losses                       $4,179,789
            Deferred finance receivable fees                     412,492
                                                              ----------
                Total deferred tax asset                      $4,592,281
                                                              ==========

             The deferred federal income tax asset is supported by the potential recovery of taxes previously paid in the carryback period. Since there is no carryback provision for state purposes, Management believes the existing deductible temporary differences which give rise to the state deferred tax asset will reverse during periods in which the Company will generate net taxable income.


             For the year ended December 31, 1992, under the prior method of accounting for income taxes (see note 2 (i)), the deferred income tax benefit of $458,892 results from timing differences in the recognition of certain deductions for tax and financial reporting purposes. The sources of these differences and the tax effects of each were:

           Provision for credit losses in excess of
            deductible amounts                                  $ 813,196
           Deferred finance receivable fees                      (271,733)
           Other                                                  (82,571)
                                                                ---------
                Total                                           $ 458,892
                                                                =========

             Total income tax expense varied from the amount computed by applying the statutory income tax rate to income before taxes for the periods ended November 30, 1993 and December 31, 1992 as follows:

                                             1993                1992
                                       -------------------------------------
         Tax expense at statutory
          rate                         $4,953,693  35.0%   $3,862,824  34.0%
         Increase in taxes resulting
         from:

          State and local income
           taxes, net of   federal
           income tax effect            1,502,129  10.6%    1,223,135  10.7%
          Other, net                       25,106   0.2%       75,305   0.7%
                                       ----------  -----   ----------  -----
                                       $6,480,928  45.8%   $5,161,264  45.4%
                                       ==========  =====   ==========  =====

   (7)  Employee Benefit Plans:
             The  Company participates  in  the FFG  sponsored defined  benefit pension plan that covers employees who have completed one year of service and have attained age twenty-one. The plan is noncontributory and benefits vest after five years of service. Under the plan, benefits accrue to participants based upon salary and term of service. Assets of the pension fund which are available for benefits exceeded the actuarially computed value of vested benefits as of the most recent valuation date of December 31, 1993. The actuarial present value of vested and nonvested accumulated plan benefits is not calculated for individual companies participating in the plan. Accrued pension expense allocated to the Company for the periods ended November 30, 1993 and December 31, 1992 was $112,831 and $79,452, respectively.

             The Company also participates in the FFG contributory thrift plan, which covers substantially all full-time and permanent part-time employees. This plan provides that eligible employees may elect to contribute a percentage of their annual salary to the trust fund. The Company matches a percentage of the employee's contributions up to 6% of the employee's salary. The Company's contributions to the plan for the periods ended November 30, 1993 and December 31, 1992 were $72,734 and $78,794, respectively.

             The Company participates in FFG's program which provides health care cost assistance with life insurance benefits for retired employees. Effective January 1, 1993, FFG adopted FASB Statement No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions". The Company's expense did not differ significantly from the expense under the former cash basis method of accounting for postretirement benefits.

             The FASB has issued Statement No. 112, "Employers' Accounting for Postemployment Benefits", which requires accrual of a liability for benefits paid to former or inactive employees after employment but before retirement. The net periodic impact, as well as the initial impact of implementing this Standard on the Company's result of operations is insignificant. Adoption of this Statement is required in 1994.

   (8)  Fair Value of  Financial Instruments:
             Generally, fair value of the Company's financial instruments is equivalent to their book value. The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments:

             Cash and cash equivalents: Fair value approximates the carrying amounts reported in the balance sheet for these instruments.

             Receivables: For variable-rate receivables that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The majority of the receivables purchased from factored clients are collected within sixty days and are short-term in nature. The majority of the finance receivables are performing variable-rate receivables that reprice frequently. The fair value of the portfolio that is nonperforming approximates the cash collection value, which approximates the underlying collateral for the receivable. The carrying amount of accrued interest approximates its fair value.

             Due to Parent: Due to Parent is a revolving note which accrues interest at the Parent's borrowing rate and has no stated maturity date; therefore, fair value approximates the carrying amount.

             Commitments to extend credit, standby letters of credit, financial guarantees: The terms of such commitments are generally at market terms and management believes that no material contingent asset or liability related to such commitments exist at November 30, 1993 and December 31, 1992.

   (9)  Related Party Transactions:
             The Parent provides certain management and staff services, as well as allocates certain legal and other expenses to its subsidiaries. For the periods ended November 30, 1993 and December 31, 1992, the Company was billed $1,569,131 and $617,297, respectively, for management fees and intercompany charges. The Parent has forgiven certain charges to the Company relating to 1993 and prior years. The total amount forgiven of $997,106 is presented as a reduction of other expenses in the 1993 statement of income. Included in accrued expenses and other liabilities for the periods ended November 30, 1993 and December 31, 1992, was approximately $360,000 and $310,000, respectively, of accrued expenses due to the Parent.

             Due to Parent consists of open account advances with no stated maturity. In accordance with the Parent's corporate policy, the Company borrows funds from the Parent at an interest rate which approximates the Parent's effective cost of funds borrowed under similar terms. The interest rate on this debt was 3.44% and 3.52% at November 30, 1993 and December 31, 1992, respectively. The Company has no other open commitments or lines of credit under which funds can be borrowed.

             In addition, the Company has an accrued pension liability due to the Parent at November 30, 1993 and December 31, 1992 in the amount of $1,673,174 and $1,560,343, respectively.

   (10) Commitments and Contingencies:
        (a)  Litigation:
                  The Company is involved  in various legal proceedings arising out of, and incident to its business. Management of the Company, based on its review with counsel of the development of these matters to date, does not believe that any losses incurred as a result of these legal proceedings would have a materially adverse effect on the Company's financial position or results of operations.

                  During 1993,  the Company reached a  settlement on litigation involving environmental cleanup of a facility owned and operated by a factoring client. The settlement paid by the Company, net of insurance proceeds, amounted to $523,271. The Company has no additional liability under this claim. Management has no knowledge of any other material existing environmental liability for which the Company might be determined to be liable.

        (b)  Lease Commitments:
                  The Company has a noncancelable operating lease agreement for its office space. This lease, which expires on January 31, 1995, contains real estate tax and other expense escalation clauses. The minimum lease commitments under this lease are: 1994 - $247,600 and 1995 - $20,633. Total rental expense for the periods ended November 30, 1993 and December 31, 1992 was $310,584 and $347,049, respectively.

        (c) Credit Related Commitments and Concentration of Credit Risk (Unaudited):
                  Loan commitments are made  to accommodate the financial needs of the Company's clients. Commercial letters of credit are issued to facilitate the clients' trade transactions. Standby letters of credit commit the Company to make payments on behalf of clients when certain specified future events occur. Generally, standby letters of credit expire unfunded.

                  The arrangements described above have credit risk essentially the same as that involved in extending loans to clients and are subject to the Company's normal credit policies. Collateral (e.g., securities, receivables, inventory, equipment) is obtained based on management's credit assessment of the client.

                  The  Company's  clients have  standby  letters  of credit  at
             November 30, 1993 and December 31, 1992 which approximates $1,771,000 and $3,231,000, respectively.

                  As  of November 30, 1993  and December 31,  1992, the Company
             was liable in the amount of approximately $444,000 and $1,524,000, respectively, on guarantees of client's purchases.

                  Substantially  all  factored  accounts receivable  were  from companies in the textile and apparel industry. Credit is extended based on an evaluation of the customer's financial condition and generally collateral is not required.

        (d)  Intent to Sell the Company:
                  FFG has  entered  into  a  letter of  intent  with  Greyhound
             Financial Corporation ("GFC") to sell all of the outstanding stock of the company to GFC in a transaction to be structured for tax purposes as a sale of assets under IRC Section 338 (h)(10). The letter of intent expired on January 31, 1994. The above parties are currently negotiating a stock purchase agreement and the anticipated closing date of the transaction is February 14, 1994.

                  Under the provisions of  the agreement, FFG will sell  all of the outstanding stock of the Company to GFC for cash proceeds equal to one hundred fifty percent of the November 30, 1993 net book value, as adjusted for certain items which are not freely transferable or realized by GFC, including but not limited to goodwill. The Company will pay a dividend to (receive a capital contribution from) FFG for the amount of net income (loss) for the period from December 1, 1993 to January 31, 1994. Either party has the option to terminate the purchase agreement upon the occurrence of certain events, as outlined in the purchase agreement. A sale is predicated upon GFC's ability to enter into an employment contract with the president of the Company.

                  Under  the  terms  of  the  agreement,  GFC will  settle  all intercompany  balances  prior to  the  closing  and refinance  the intercompany debt at or before the closing. Effective with the closing, all intercompany agreements will be terminated, including the Company's participation in FFG's pension plan. Pension benefits will be frozen at the accumulated benefit level as of the date of the sale and the obligation for such benefits will remain the responsibility of FFG.

                  Under the  terms  of the  agreement, FFG  will indemnify  GFC against certain actual and contingent liabilities of the Company.



   Item 7.   Financial Statements and Exhibits:

        (b)  Pro Forma Financial Information.

                  The accompanying Pro Forma Consolidated Balance Sheet of GFC, as of September 30, 1993, and Pro Forma Statements of Consolidated Income for the nine months ended September 30, 1993 and for the year ended December 31, 1992 have been prepared to reflect the historical financial position and results of continuing operations as adjusted to reflect the acquisition of Ambassador by GFC.

                  In the  opinion of  management, all adjustments  necessary to present fairly such pro forma consolidated financial statements have been made.

                  The Pro Forma Consolidated Balance Sheet has been prepared as if such acquisition occurred on September 30, 1993; the Pro Forma Statements of Consolidated Income have been prepared as if such acquisition occurred on the first day of the respective periods presented. The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results that would have occurred if the acquisition had been consummated as of September 30, 1993, or at the beginning of the respective periods presented.

                  The pro  forma consolidated  financial information  should be read in conjunction with the accompanying Notes to Pro Forma Consolidated Financial Statements and the historical consolidated financial statements of GFC and Ambassador and the respective notes thereto.

                          GREYHOUND FINANCIAL CORPORATION
                       PRO FORMA CONSOLIDATED BALANCE SHEET
                                SEPTEMBER 30, 1993
                              (Dollars in Thousands)


                             Historical
                       ---------------------
                                      Ambas-        Pro Forma
                                      sador          Adjust-           Pro
                           GFC         (1)            ments           Forma
                       ------------------------------------------------------
    Assets:
     Cash and cash
      equivalents      $   34,380   $  7,072        $              $   41,452

    Investment in
     financing
     transactions:
      Loans and other
       financing
       contracts        2,258,536    203,235                        2,461,771
      Leases              396,329                                     396,329
      Factored
       receivables                   133,253                          133,253
                       ----------   --------                       ----------
                        2,654,865    336,488                        2,991,353
                       ----------   --------                       ----------

    Less reserve for
     possible credit
     losses               (66,339)    (9,207)                         (75,546)
                       ----------   --------                       ----------
    Investment in
     financing
     transactions -
     net                2,588,526    327,281                        2,915,807
    Other assets and
     deferred charges      46,958      4,109   (2)    30,400           81,467
                       ----------   --------        --------       ----------
                       $2,669,864   $338,462        $ 30,400       $3,038,726
                       ==========   ========         =======       ==========

    Liabilities:
     Accounts payable
      and accrued
      expenses            $49,776   $  4,843   (2)  $  8,800       $   63,419
     Due to Factored
      clients                        111,526                          111,526
     Due to GFCFC         126,991                                     126,991
     Due to Fleet                    172,000   (3)  (172,000)
     Debt               1,932,007              (2)    76,285        2,180,292
                                               (3)   172,000
     Deferred income
      taxes               196,310     (4,592)                         191,718
                       ----------   --------        --------       ----------
                        2,305,084    283,777          85,085        2,673,946
                       ----------   --------        --------       ----------

    Redeemable
     preferred stock       25,000                                      25,000

    Stockholders'
     equity               339,780     54,685   (2)   (54,685)         339,780
                       ----------   --------        --------       ----------
                       $2,669,864   $338,462        $ 30,400       $3,038,726
                       ==========   ========        ========       ==========

                          GREYHOUND FINANCIAL CORPORATION
                    PRO FORMA STATEMENTS OF CONSOLIDATED INCOME
                       NINE MONTHS ENDED SEPTEMBER 30, 1993
                              (Dollars in Thousands)

                             Historical
                       --------------------
                                     Ambas-         Pro Forma
                           GFC        sador          Adjust-
                                       (1)            ments         Pro Forma
                       -------------------------------------------------------
    Interest and
     other income      $  163,561  $   35,236      $               $   198,797
    Lease income           20,507                                       20,507
                        ---------   ---------                      -----------

    Interest earned
     from financing
     transactions          184,068     35,236                          219,304
    Interest expense        92,779      5,780 (6)      1,724           100,283
                        ----------  ---------       --------       -----------
    Interest margins
     earned                 91,289     29,456         (1,724)          119,021
    Provision for
     possible credit
     losses                  3,706      7,177                           10,883
                        ----------  ---------       --------       -----------
    Net interest
     margins earned         87,583     22,279         (1,724)          108,138
    Gains on sale of
     assets                  2,240                                       2,240
                        ----------  ---------       --------       -----------
                            89,823     22,279         (1,724)          110,378

    Selling,
     administrative
     and other
     operating
     expenses               42,044      8,125 (4)      1,853            52,772
                                              (5)        750
                        ----------  ---------       --------       -----------

    Income before
     income taxes           47,779     14,154         (4,327)           57,606
    Income taxes            22,161      6,481 (7)     (1,731)           26,092
                                              (8)       (819)
                        ----------  ---------       --------       -----------

    Income from
     continuing
     operations         $   25,618  $   7,673       $ (1,777)      $    31,514
                        ==========  =========       ========       ===========

                          GREYHOUND FINANCIAL CORPORATION
                    PRO FORMA STATEMENTS OF CONSOLIDATED INCOME
                           YEAR ENDED DECEMBER 31, 1992
                              (Dollars in Thousands)


                             Historical
                       ---------------------
                                     Ambas-         Pro Forma
                                      sador          Adjust-
                           GFC         (1)            ments         Pro Forma
                       -------------------------------------------------------
    Interest and
     other income       $  210,873  $  37,477      $               $   248,350
    Lease income            29,933                                      29,933
                        ----------  ---------                      -----------
    Interest earned
     from financing
     transactions          240,806     37,477                          278,283
    Interest expense       136,107      7,363 (6)      2,643           146,113
                        ----------  ---------      ---------       -----------
    Interest margins
     earned                104,699     30,114         (2,643)          132,170
    Provision for
     possible credit
     losses                  6,740     11,445                           18,185
                        ----------  ---------      ---------       -----------
    Net interest
     margins earned         97,959     18,669         (2,643)          113,985
    Gains on sale of
     assets                  3,362                                       3,362
                        ----------  ---------      ---------       -----------
                           101,321     18,669         (2,643)          117,347

    Selling,
     administrative
     and other
     operating
     expenses               50,728      7,308 (4)      2,470            61,506
                                              (5)      1,000

    Income before
     income taxes           50,593     11,361         (6,113)           55,841
    Income taxes            13,843      5,161 (7)     (2,445)           15,942
                                              (8)       (617)

    Income from
     continuing
     operations         $   36,750  $   6,200      $  (3,051)      $    39,899
                        ==========  =========      =========       ===========


                          GREYHOUND FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



   (1) The Pro Forma Consolidated Balance Sheet, as of September 30,1993, and the Pro Forma Statement of Consolidated Income for the nine months ended September 30, 1993 include the historical balance sheet of Ambassador as of November 30, 1993 and the historical statement of income of Ambassador for the eleven months ended November 30, 1993. Net income per common and equivalent share is not presented because GFC is a wholly-owned subsidiary of GFCFC.

   (2) To record the purchase of Ambassador including the accrual of various liabilities and the resulting goodwill using the proceeds advanced to GFC upon the sale of GFCFC's discontinued mortgage insurance subsidiary and cash generated from operations which was previously used to repay commercial paper.

   (3) To record repayment of Ambassador's intercompany payable to Fleet using the proceeds advanced to GFC upon the sale of GFCFC's discontinued mortgage insurance subsidiary and cash generated from operations which was previously used to repay commercial paper.

   (4) To record amortization of goodwill based on an amortization period of twenty years and amortization of the covenant not to compete over one year prorated for the respective period shown.

   (5) To record additional administrative expenses estimated to be $1,000,000 per year for additional employees and general overhead.

   (6) To record the amount of additional interest expense (at GFC's incremental borrowing rate of approximately 4%) as a result of the issuance of debt noted in items (2) and (3) above in excess of interest charged by Fleet on the intercompany payable.

   (7) To record the income tax effect of items (4), (5) and (6) at GFC's effective incremental income tax rate of 40%.

   (8) To adjust income taxes for the lower state income tax rate applicable to GFC.



                                    SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                          GREYHOUND FINANCIAL CORPORATION

                                   (Registrant)



   Dated:  February 15, 1994  By    /s/  Bruno A. Marszowski
                                -----------------------------------------------
                                Bruno A. Marszowski, Vice President-Controller Principal Financial Officer/Authorized Officer